EXHIBIT 4.11


            OFFSHORE OFFERING DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made this ____ day of October, 1996 by and between SYSTEMS COMMUNICATIONS, INC.., a ___________ Corporation, whose main offices are located at 2575 Ulmerton Road, Suite 300, Clearwater, Florida; (hereinafter referred to as "SCMI"); and VICTORY INVESTMENTS, LLC with an office located at 505 Dorris Road, Alpharetta, Georgia 30201; (hereinafter referred to "VICTORY").

                      W I T N E S S E T H

      WHEREAS, SCMI is a "reporting issuer" within the meaning of
Section 902(l) of Regulation S, 17 CFR Section 240,901 et seq. promulgated under the Securities Act of 1933 ("Regulation S") which files reports with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and whose stock is traded on the Nasdaq Bulletin Board (NASDAQ) under the symbol " SCMI ".

      WHEREAS, VICTORY is acting as a "distributor" within the meaning of Section 902(c) of Regulation S; and

      WHEREAS, VICTORY desires to assist SCMI in obtaining equity capital pursuant to an offering conducted in compliance with Regulation S upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:


I.   VICTORY'S REPRESENTATIONS,  WARRANTIES AND COVENANTS

      VICTORY represents, warrants and covenants to SCMI as follows:

      1.01 VICTORY shall use its "best efforts" to offer and sell $500,000 worth of SCMI Convertible Debentures (the "Debentures"), in an offering conducted pursuant to Section 903 of Regulation S. The Offering will consist of $500,000 of Debentures pursuant to the terms set forth in a Subscription Agreement to be agreed upon between the parties.

     1.02 VICTORY is familiar with Regulation S and will not take any action which has the effect of causing the offering not to comply with Regulation S or any other applicable securities laws, rules or regulations or the laws, rules or regulations of any jurisdiction in which the Debentures are offered or sold. In particular VICTORY agrees to comply with Rule 903(c)(2) of Regulation S. Neither VICTORY nor any person acting at its direction, shall directly or indirectly engage in "short" selling of SCMI's securities at any time for a period commencing on the date hereof and ending on the earlier of (i) one (1) year from the date hereof or (ii) the conversion of all the Debentures placed by VICTORY.

     1.03 VICTORY will provide to each prospective subscriber all disclosure materials designated by SCMI and VICTORY to be made available to all prospective investors. Such materials include SCMI's latest Annual Report on Form 10-K and latest Quarterly Report on Form 10-Q.

      1.04 VICTORY acknowledges that it is not authorized to and will not give any information or make any representations other than as contained in the disclosure materials approved in advance by SCMI. VICTORY agrees that it is not authorized to and will not incur any obligation or enter into any agreement on behalf of SCMI or otherwise bind SCMI in any manner. VICTORY is acting solely in a distributor's capacity and this Agreement shall not create any relationship of agency, partnership or joint venture.

      1.05 VICTORY understands that the Debentures have not been and will not be registered under the Securities Act of 1933 (the "Securities Act") and that, accordingly, such Debentures may not be offered or sold directly or indirectly in the United States or to any "U.S. Person" (as such term is defined in Regulation S) as part of the distribution of the Debentures.

      1.06 VICTORY agrees that all offers and sales by VICTORY will be made only to persons outside the United States who are not "U.S. Persons" as defined in Regulation S, and all such offers and sales shall be in compliance with the applicable laws of the jurisdictions in which such offers and sales are made.
Neither VICTORY nor any of its affiliates or persons acting on behalf of VICTORY shall acquire any such Debentures for the account of any "U.S. Person" as defined in Regulation S.

     1.07 VICTORY agrees that, if prior to the expiration of the 40-day restricted period referred to in Rule 903(c)(2) of Regulation S, VICTORY sells the Debentures to (i) a "distributor" (as defined in Regulation S), (ii) a "dealer" (as defined in
Section 2(12) of the Securities Act), or (iii) any person receiving a selling concession, fee or other remuneration in respect of the Debentures, VICTORY shall send a confirmation or other notice to such purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a "distributor" under Regulation S.

      1.08  VICTORY  agrees  that all offers  and  sales  of  the
Debentures prior to the expiration of the forty (40) day restricted period specified in Section 903(c)(2) of Regulation S shall be made only in accordance with the provisions of Section 903 or 904 of Regulation S as applicable, pursuant to registration of the Debentures under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

     1.09 VICTORY agrees that any offering materials or documents (except Exchange Act filings and press releases) used in connection with offers and sales of Debentures prior to the expiration of the restricted period specified in Section 903(c)(2) of Regulation S shall include statements to the effect that the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors as that term is defined under Section 902(c) of Regulation S) unless the Debentures are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Such statements shall appear on all materials as provided under
Section 902(h)(2)(i), (ii), and (iii) of Regulation S.

      1.10 VICTORY shall insure that at the time the buy order is originated for any of the Debentures covered by the Agreement, the buyer is outside the United States.

       1.11 VICTORY shall insure that no "directed selling efforts", as defined in Regulation S, shall be made in the United States by it, its affiliates, or any person acting on its behalf in connection with the offer and sale of the Debentures during the restricted period, including without limitation the placement of an advertisement in a publication with a general circulation in the United States that refers to the offering of the Debentures.


II.  SCMI'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      SCMI represents, warrants and covenants to VICTORY as follows:

      2.01 SCMI shall be responsible to take all necessary actions and to bear all such costs to issue the Common Stock issuable upon conversion of the Debentures, including the delivery of an opinion letter to the transfer agent, if one is required.

      2.02 SCMI shall maintain its status as a corporation in good standing and a reporting issuer, operating in accordance with its most recent reports filed under the Exchange Act and provided to VICTORY.

     2.03 SCMI shall promptly issue certificates representing the Debentures upon notice by Escrow Agent (as identified below) that payment has been received, pursuant to the terms of a Subscription Agreement executed by SCMI and the offshore purchaser.

     2. 04 Upon conversion of the Debentures the Common Stock of SCMI issuable upon such conversion will be unrestricted pursuant to Regulation S, subject to compliance with Regulation S by SCMI , VICTORY each purchaser of the Debentures and each subsequent holder of the Debentures prior to the conversion.


III. COMPENSATION

      3.01 In consideration for selling the Debentures, SCMI hereby agrees that VICTORY shall receive a placement fee of 10% of the gross proceeds raised in the offering. It is furthered agreed that Joseph B. LaRocco, Esq. shall act as Escrow Agent and shall withhold the placement fee at closing for disbursement to VICTORY. In addition to the placement fee, VICTORY shall receive Warrants for 40,000 shares in the aggregate of SCMI Common Stock exercisable in whole or in part for two years at 110% of the closing bid price for SCMI's Common Stock on the day of closing (subject to reduction on a pro-rata basis if less than $500,000 in gross proceeds is received and accepted by SCMI).

      3.02 All subscriptions proceeds will be directed to the Attorney Trustee Account of Joseph B. LaRocco, Esq. as Escrow Agent. Each time that SCMI delivers Debentures in accordance with Regulation S, in the name of each subscriber, the proceeds net of the placement fee, as defined in 3.01 above, will be immediately wired to SCMI.

IV.  INDEMNIFICATION

      4.01 VICTORY and SCMI agree to indemnify and hold harmless the escrow agent from any and all claims, liabilities, losses, actions, suits, or proceedings, at law or in equity, that it may incur or with which it may be threatened by reason of its acting as escrow agent as described herein (including but not limited to expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever); provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, or proceeding resulting from the breach of the escrow agent of any provision of this Agreement or from its gross negligence or willful misconduct.

     4.02 SCMI agrees to indemnify and hold harmless VICTORY, its directors and each person, if any, who controls or is employed by VICTORY within the meaning of Section 15 of the Securities Act as follows:


           a. Against any loss, liability, claim, damage, and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) any breach by SCMI of any representation, warranty or covenant made by SCMI herein, any untrue or alleged untrue statement of a material fact contained in the offering materials (as amended and supplemented) furnished to VICTORY by SCMI, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished to SCMI by VICTORY expressly for use in the offering materials or any amendment or supplement thereof; and


     b. Against any loss, liability, claim, damage, and expense to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim based upon any of the events referred to in Section 4.02(a) (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of SCMI.

     4.03 VICTORY agrees to indemnify and hold harmless SCMI, its directors, the attorney for SCMI who prepares the legal opinion in connection with the Regulation S offering, and each person, if any who controls or is employed by the Company within the meaning of Section 15 of the Securities Act as follows:

           a. Against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon), any breach by VICTORY of any representation, warranty or covenant made by VICTORY herein, VICTORY's violation or alleged violation of Regulation S or any other applicable law or any untrue or alleged untrue statement of a material fact contained in the offering materials (as amended and supplemented) prepared by SCMI or VICTORY, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the offering materials or in any other offering documentation in reliance upon and in conformity with written information furnished to SCMI by VICTORY specifically for use in the preparation thereof; and

          b. Against loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim based upon any of the events referred to in Section 4.03(a) (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of VICTORY.

     4.04 The party seeking indemnification shall promptly notify the indemnifying party by letter or telecopy or telegram, confirmed by letter, of any claim, suit, action or proceeding commenced or threatened to be commenced against such indemnified party promptly after such indemnified party has received actual notice thereof; provided, however that the failure by any indemnified party to give such notice shall not relieve any indemnifying party of its obligations hereunder except to the extent of actual prejudice directly resulting from such failure.

      4.05 In the event of the assertion against any indemnified party of any such claim or the commencement of any such suit, action or proceeding, the indemnifying party will be entitled to participate in such suit, action or proceeding, and in the investigation of such claim, and, after written notice from the indemnifying party to the indemnified party, to assume the investigation or defense of such claim, suit, action or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party;. Notwithstanding the election of the indemnifying party to assume the defense or investigation of such claim, suit, action or proceeding, the indemnified party will have the right to employ separate counsel and to participate in the defense or investigation of such claim, suit, action or proceeding, and the indemnifying party shall bear the expense of one such separate counsel if (i) counsel to the indemnified party in good faith advises the indemnified party that use of counsel chosen by the indemnifying party could give rise to a conflict of interest and both are parties to the suit, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such litigation or proceeding; or (iii) the indemnifying party authorizes the indemnified party to employ separate counsel at the expense of the indemnifying party.

V.    TERMINATION

      5.01 This offering will terminate at 5:00 p.m. EST on November ___, 1996.


VI.  GOVERNING LAW

      6.01 This Agreement is binding on all parties, as well on their successors, assignees and representatives, and constitutes the entire Agreement between the parties. This Agreement may be modified or amended solely by a written consent by the parties hereto, and may be executed in counterparts.

     6.02 The parties shall resolve any dispute arising hereunder before an arbitrator selected pursuant to the rules of the American Arbitration Association and each party shall bear its own attorney's fees and costs of such arbitration. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of Georgia (without regard to conflict of laws principles) and the locale shall be Fulton County, Atlanta, Georgia.

VII.      NON-CIRCUMVENTION

     7.01 SCMI agrees that it will keep confidential the identity of  any  Subscribers, unless disclosure is required by  law,  and
also  agrees  not to circumvent VICTORY as to any   sale  of  the
Series ____ Debentures, in any way whatsoever.

VIII.     EXCLUSIVITY

     8.01 SCMI hereby agrees that VICTORY shall be an exclusive distributor of the Series ____ Debentures until November ____,
1996,  unless further extended by SCMI.

      8.02 During the next year, if any of VICTORY's clients who have invested in this Regulation S offering, invest in a subsequent Regulation S offering of SCMI, then in such event, SCMI agrees to pay VICTORY the placement fee set forth in Section III of this Agreement.

IX.  NOTICES

     9.01 All notices and communications regarding this Agreement shall be sent to the following:

If to SCMI:                   _______________
                         2575 Ulmerton Road, Suite 300
                         Clearwater, FL

If to VICTORY:           Arthur L. Vuley
                         VICTORY INVESTMENTS, LLC
                         505 Dorris Road
                         Alpharetta, GA 30201

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.



                                             VICTORY INVESTMENTS, LLC

_____________             By:________________________________
         Date                             Arthur L. Vuley, President


                                             SYSTEMS COMMUNICATION, INC.



_____________             By:_______________________________
        Date